Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(724,250)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,908,900
Dividend Income	69,176
Interest Income	228,258
ETF Transaction Fees	1,050
Total Income (Loss)	$1,483,134

Expenses
General Partner Management Fees	$40,439
Professional Fees	4,109
Brokerage Commissions	957
Directors' Fees and insurance	3,574
License fees	1,011
Total Expenses	$50,090
Net Income (Loss)	$1,433,044

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/23	$82,742,257
Withdrawals (250,000 Shares)	(8,778,392)
Net Income (Loss)	1,433,044

Net Asset Value End of Month	$75,396,909
Net Asset Value Per Share (2,200,000 Shares)	$34.27

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596